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                                                                   EXHIBIT 10.14


                              FOURTH MODIFICATION
                     -------------------------------------
                      OF BUSINESS LOAN/SECURITY AGREEMENT
                      -----------------------------------

          THIS FOURTH MODIFICATION OF BUSINESS LOAN/SECURITY AGREEMENT ("Fourth Modification") is made as of September 25, 1998, by and between MicroStrategy Incorporated, having an address at 8000 Towers Crescent Drive, Suite 1400, Vienna, VA 22182 (the "Borrower") and NationsBank, N.A., a national banking corporation, having an address of 8300 Greensboro Drive, Suite 550, McLean, Virginia 22102 (the "Lender").

                                    RECITALS
                                    --------

A. The Borrower and the Lender entered into a Business Loan/Security Agreement, dated as of December 10, 1996 (but executed on September 30, 1997).

B. The Borrower and the Lender previously amended the Loan Agreement by Modification of Business Loan/Security Agreement, Second Modification of Business Loan/Security Agreement and Third Modification of Business Loan/Security Agreement. (The Loan Agreement, as so amended, is hereinafter called the "Loan Agreement.")

C. The parties desire further to amend the Loan Agreement for the following purposes: (i) to reduce the maximum amount of revolving credit to Five Million Dollars ($5,000,000.00); (ii) to eliminate the "Non-Use Fee;" (iii) to extend the maturity date of the Revolving Note to January 31, 1999; and (iv) for certain other purposes hereinafter set forth;

D. The Borrower's obligation to repay advances under the Loan Agreement is evidenced by a Revolving Promissory Note, dated as of December 10, 1996, as amended, which is being further amended by Fourth Modification of Revolving Note, of even date herewith.

E. Capitalized terms used in this Fourth Modification and not defined herein have the meanings ascribed to them in the Loan Agreement.


            AGREEMENTS
            ----------

          NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1. The maximum amount of the Revolving Credit, as stated in Paragraphs 1(a) and 3(b) of the Loan Agreement, is reduced to Five Million Dollars ($5,000,000.00).

2. The term "Borrowing Base," as used in the Loan Agreement, as modified by this Fourth Modification, shall mean eighty percent (80%) of the then current amount of the Net
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     Outstanding Amount of Domestic Trade Accounts Receivable (as defined in the
     Loan Agreement), less the Maximum Drawable Amount.

3. The fifth sentence of Paragraph 3(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

     None of the Applications shall request (and none of the Letters of Credit shall provide for) any expiry date for the related Letter of Credit, whether by automatic renewal or otherwise, later than January 31,1999, unless agreed to by Lender in writing.

4. The last sentence of Paragraph 3(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

        If the Revolving Credit shall have matured (after giving full effect to any renewals or extensions), and if the Maximum Drawable Amount has not been reduced to zero at the date of the maturity of the Revolving Credit (i.e., a letter of credit or letters of credit issued by the Lender under the Loan Agreement remain outstanding and potentially drawable), then the Borrower's covenants and obligations under the Loan Agreement, as amended, shall continue in full force and effect, and the security interest granted by the Loan Agreement shall remain in full force and effect, until such time as the Maximum Drawable Amount is reduced to zero.

5. The maturity date of the Revolving Note is extended to January 31, 1999, as stated in the Fourth Modification of Revolving Note. The interest rate under the Revolving Note is amended as stated in the Fourth Modification of Revolving Note.

6. The Lender is simultaneously releasing the Substitute Limited Guaranty of Payment, dated November 25, 1997, by Michael J. Saylor (the "Guaranty"). The Borrower consents to the release of the Guaranty, and agrees that the release of the Guaranty shall not alter, diminish or otherwise affect the Borrower's obligations to the Lender under the Revolving Note, as amended, the Loan Agreement, as amended, or any other document evidencing or securing the Revolving Credit (collectively, the "Loan Documents"). The continued effectiveness of the Guaranty shall no longer be a condition of advances under the Revolving Loan. Provisions making certain defaults under the Guaranty defaults under the Loan Agreement shall have no further force or effect.

7. Provisions of the Loan Agreement authorizing the Lender to charge a Non-Use Fee are deleted in their entirety.

8.   The Borrower warrants and represents to the Lender that:
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a.        Borrower has the power and authority to enter into this Fourth
          Modification, to perform its obligations hereunder, to execute all documents being executed and delivered in connection herewith, and to incur the obligations provided for herein, all of which have been duly authorized and approved in accordance with the Borrower's organizational documents;

b. This Fourth Modification, together with all documents executed in connection herewith or pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrower in accordance with their respective terms;

c. All representations and warranties made in the Loan Agreement remain true and correct at the date hereof, except the following
          changes: NONE   ; and

d. The Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Fourth Modification and the other documents executed in connection herewith shall not be construed as a novation of the Loan Agreement or the other Loan Documents.

 9. Borrower promises to pay, when billed, Lender's legal fees incurred in connection with this Fourth Modification, not to exceed One Thousand Dollars ($1,000.00). Borrower promises to pay also the Lender's legal fees for the Second and Third Modifications of the Business Loan/Security Agreement, statements for which are being sent to the Borrower on or shortly before the date hereof.

10. Except as modified by this Fourth Modification and the other amendments mentioned in the recitals above, the Loan Agreement remains in full force and effect and unmodified. Borrower warrant and represent that it has no offsets or defenses to its obligations under the Loan Documents, as so modified.

11. The following clause is added to the Loan Agreement as an inducement to Lender's agreement to this Fourth Modification:

                 The Borrower represents to the Lender that the Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 using a four digit year date), (ii) developed a plan and timeline for addressing the Year 2000
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        Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect on the Borrower's business operations, business prospects, perspective or future condition.


12. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT, OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          (i)  SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY
               -------------
     OF ANY BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.
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          (ii) RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION
               ---------------------
     SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Modification as of the day and year first hereinabove set forth.


                                    MICROSTRATEGY INCORPORATED

                                    By:
                                        ----------------------------------
                                        Mark S. Lynch
                                        Vice President and Chief Financial
                                        Officer


                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                                    NATIONSBANK, N.A.


                                    By:
                                        _________________________
                                         Yvonne Durazzo
                                         Vice President